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                                        APRIL 25, 1996 - INFORMATION ON DISTRIBUTION        Exhibit 28.2
                                                  TO CERTIFICATEHOLDERS

Bear Stearns Asset Backed Securities Inc.
Champion Home Equity Loan Trust 1996-1
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                          Principal Amt
              Original    Outstanding                                                         Ending
Certificate   Principal    Prior to     Interest   Interest    Interest    Principal       Principal Amt
  Class       Amount      Distribution   Rate       Accrued    Distributed   Payable        Outstanding
   A-1     $ 23,827,000   $23,045,586    5.750%    $110,427    $110,427    $  883,287      $22,162,299
   A-2       36,173,000    36,173,000    6.330%     190,813     190,813             0       36,173,000
   A-3       40,000,000    39,762,594   variable    197,698     197,698       255,942       39,506,651
    I                 0             0   variable     81,214      81,214             0                0


           $100,000,000   $98,981,180              $580,151     $580,151   $1,139,229      $97,841,951


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